EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 33-16201 on Form S-8 of our report dated February 6, 2002, except for Note 12 as to which the date is March 7, 2003, appearing in this Annual Report on Form 10-K of The Deltona Corporation for the year ended December 31, 2002.



JAMES MOORE & CO.  P.L.

Certified Public Accountants
Gainesville, Florida
March 12, 2003